Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-59619 and 333-106828 of Margo Caribe, Inc. on Forms S-8 of our report dated September 6, 2006, relating to the financial statements and financial statement schedule of Margo Caribe, Inc., appearing in this Annual Report on Form 10-KSB of Margo Caribe, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
September 6, 2006

Stamp No. 2179872
affixed to original.

Exh 23 - 1